Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2008 THIRD QUARTER FINANCIAL RESULTS
     KILGORE, Texas, November 6, 2008 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the third quarter ended September 30, 2008.
     MMLP reported net income for the third quarter of 2008 of $13.7 million, or $0.88 per limited partner unit. This compared to net income for the third quarter of 2007 of $5.5 million, or $0.35 per limited partner unit. Revenues for the third quarter of 2008 were $364.4 million compared to $184.9 million for the third quarter of 2007. Third quarter 2008 net income was positively impacted by $6.7 million, or $0.45 per limited partner unit, in non-cash derivatives gains from certain commodity and interest rate hedges that did not qualify for hedge accounting. Additionally, third quarter 2008 net income was negatively impacted by $1.6 million, or $0.11 per limited partner unit, as a result of recognizing losses in excess of insurance reimbursements resulting from Hurricanes Gustav and Ike.
     MMLP reported net income for the nine months ended September 30, 2008 of $26.1 million, or $1.64 per limited partner unit. This compared to net income for the nine months ended September 30, 2007 of $17.2 million, or $1.17 per limited partner unit. Revenues for the nine months ended September 30, 2008 were $985.5 million, compared to revenues of $503.0 million for the nine months ended September 30, 2007. Net income for the nine months ended September 30, 2008 was positively impacted by a $1.5 million non-cash derivative gain. This non-cash adjustment resulted in an increase to net income of approximately $0.10 per limited partner unit.
     The Company’s distributable cash flow for the third quarter of 2008 was $11.9 million. The Company’s distributable cash flow for the nine months ended September 30, 2008 was $40.0 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     MMLP’s third quarter 2008 financial statements are included with this press release. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 6, 2008.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “The third quarter was a challenging quarter on many fronts. From Hurricanes Ike and Gustav to the turmoil in the financial markets, we were subject to many different factors that could have had a significant negative impact on our company. As in the past, our employees met those challenges head-on, and I would like to commend them all for their outstanding efforts. In addition, I would like to once again emphasize the benefit of our diversified business model as evidenced by our third quarter results. This business model proved to be valuable in the third quarter as our Marine Transportation and Sulfur Services segments performed extremely well despite the temporary impact of the hurricanes on our Terminalling and Storage segment. We expect this diversified business model to continue to be crucial to the success of our company as we continue through an overall slowdown in the broader economy.
     Looking ahead to the fourth quarter, we expect to be the beneficiary of a favorable contract in our Sulfur Services segment which should result in considerable improvement in overall earnings to the company. This improvement should provide the company with excess cash flow to strengthen our capital position given the current difficult capital markets. Longer term, we are currently evaluating our 2009 capital budget and expect to have a finalized plan in December. While we expect to see a slowdown in some of our businesses such as the international sulfur market, we expect our diversification to largely mitigate the effects of any such slowdown.”
Investors’ Conference Call
     An investors’ conference call to review the third quarter results will be held on Friday, November 7, 2008, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 9:00 a.m. Central Time on November 7, 2008 through 11:59 p.m. Central Time on November 14, 2008. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 300937. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas services; marine transportation services for petroleum products and by-products; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because MMLP’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with generally accepted accounting principles (GAAP) in the United States. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in Statements of Cash Flows), plus (less) deferred taxes (as reported in its Statements of Cash Flows), plus distribution equivalents from unconsolidated entities (as described below), plus invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in Statements of Operations), plus non-cash mark-to-market on derivatives (as reported in Statements of Cash Flows), plus non-cash hurricane costs (as described below), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on November 6, 2008), plus (gain) loss on sale of assets (as reported in Statements of Cash Flows), plus unit-based compensation (as reported in Statements of Capital).
     MMLP’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in Statements of Cash Flows), plus return of investments from unconsolidated entities (as reported in Statements of Cash Flows), plus distributions in-kind from equity investments (as reported in Statements of Cash Flows). For the quarter ended September 30, 2008, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $0.4 million and $2.8 million, respectively. For the nine months ended September 30, 2008, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $1.0 million and $8.4 million, respectively.
     MMLP’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in Statements of Cash

Flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on November 6, 2008). For the quarter ended September 30, 2008, MMLP’s distributions from (contributions to) unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were $(2.1) million and $2.4 million, respectively. For the nine months ended September 30, 2008, MMLP’s distributions from (contributions to) unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were $(2.0) million and $4.3 million, respectively.
     MMLP’s non-cash hurricane costs is calculated as accrued hurricane costs (as reported in Footnote 15 in MMLP’s Quarterly Report on Form 10-Q filed on November 6, 2008), less actual hurricane cost payments (as reported in Footnote 15 in MMLP’s Quarterly Report on Form 10-Q filed on November 6, 2008). For both the quarter and the nine months ended September 30, 2008, MMLP’s accrued hurricane costs and actual hurricane cost payments were $1.6 million and $0, respectively.
Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets

Cash	$7,019	$4,113
Accounts and other receivables, less allowance for doubtful accounts of $392 and $211, respectively	105,334	88,039
Product exchange receivables	32,323	10,912
Inventories	78,002	51,798
Due from affiliates	7,929	2,325
Fair value of derivatives	354	235
Other current assets	2,132	584

Total current assets	233,093	158,006

Property, plant and equipment, at cost	516,420	441,117
Accumulated depreciation	(117,752)	(98,080)

Property, plant and equipment, net	398,668	343,037

Goodwill	37,405	37,405
Investment in unconsolidated entities	79,687	75,690
Fair value of derivatives	159	—
Other assets, net	8,006	9,439

	$757,018	$623,577

Liabilities and Partners’ Capital

Current installments of long-term debt	$—	$21
Trade and other accounts payable	158,904	104,598
Product exchange payables	47,298	24,554
Due to affiliates	17,500	7,543
Income taxes payable	398	602
Fair value of derivatives	5,657	4,502
Other accrued liabilities	5,711	4,752

Total current liabilities	235,468	146,572

Long-term debt	280,000	225,000
Deferred income taxes	8,593	8,815
Fair value of derivatives	4,933	5,576
Other long-term obligations	1,716	1,766

Total liabilities	530,710	387,729

Partners’ capital	234,803	242,610
Accumulated other comprehensive income (loss)	(8,495)	(6,762)

Total partners’ capital	226,308	235,848

Commitments and contingencies
	$757,018	$623,577

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Terminalling and storage	$8,527	$7,570	$26,347	$21,558
Marine transportation	20,116	15,469	55,828	44,507
Product sales:
Natural gas services	188,200	120,994	577,317	328,103
Sulfur services	133,276	29,866	289,528	89,599
Terminalling and storage	14,267	10,951	36,525	19,193

	335,743	161,811	903,370	436,895

Total revenues	364,386	184,850	985,545	502,960

Costs and expenses:
Cost of products sold:
Natural gas services	178,996	115,112	562,170	312,823
Sulfur services	121,158	22,515	253,462	66,732
Terminalling and storage	11,031	10,004	31,222	16,936

	311,185	147,631	846,854	396,491

Expenses:
Operating expenses	26,093	21,528	76,505	61,184
Selling, general and administrative	3,726	2,890	10,672	8,355
Depreciation and amortization	7,979	6,236	22,933	16,598

Total costs and expenses	348,983	178,285	956,964	482,628

Other operating income (loss)	17	—	143	—

Operating income	15,420	6,565	28,724	20,332

Other income (expense):
Equity in earnings of unconsolidated entities	3,503	2,736	11,385	7,204
Interest expense	(4,971)	(3,640)	(13,609)	(9,956)
Other, net	87	54	334	205

Total other income (expense)	(1,381)	(850)	(1,890)	(2,547)

Net income before taxes	14,039	5,715	26,834	17,785
Income tax benefit (expense)	(292)	(212)	(753)	(552)

Net income	$13,747	$5,503	$26,081	$17,233

General partner’s interest in net income	$941	$465	$2,257	$1,094
Limited partners’ interest in net income	$12,806	$5,038	$23,824	$16,139

Net income per limited partner unit — basic and diluted	$0.88	$0.35	$1.64	$1.17

Weighted average limited partner units — basic	14,532,826	14,532,826	14,532,826	13,845,573
Weighted average limited partner units — diluted	14,534,972	14,536,939	14,535,025	13,849,749
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

						Accumulated
	Partners’ Capital					Other
					General	Comprehensive
	Common		Subordinated		Partner	Income
	Units	Amount	Units	Amount	Amount	Amount	Total
Balances — January 1, 2007	10,603,808	$201,387	2,552,018	$(6,237)	$3,253	$122	$198,525

Net Income	—	13,454	—	2,685	1,094	—	17,233

Follow-on public offering	1,380,000	55,933	—	—	—	—	55,933

General partner contribution	—	—	—	—	1,192	—	1,192

Cash distributions	—	(21,272)	—	(4,900)	(1,223)	—	(27,395)

Unit-based compensation	3,000	34	—	—	—	—	34

Adjustment in fair value of derivatives	—	—	—	—	—	(2,172)	(2,172)

Balances — September 30, 2007	11,986,808	$249,536	2,552,018	$(8,452)	$4,316	$(2,050)	$243,350

Balances — January 1, 2008	12,837,480	$244,520	1,701,346	$(6,022)	$4,112	$(6,762)	$235,848

Net income	—	21,532	—	2,292	2,257	—	26,081

Cash distributions	—	(27,729)	—	(3,675)	(2,448)	—	(33,852)

Unit-based compensation	—	57	—	—	—	—	57

Purchase of treasury units	—	(93)	—	—	—	—	(93)

Adjustment in fair value of derivatives	—	—	—	—	—	(1,733)	(1,733)

Balances —September 30, 2008	12,837,480	$238,287	1,701,346	$(7,405)	$3,921	$(8,495)	$226,308

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net income	$26,081	$17,233
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,933	16,598
Amortization of deferred debt issuance costs	840	810
Deferred taxes	(222)	(111)
Gain on sale of property, plant and equipment	(143)	—
Equity in earnings of unconsolidated entities	(11,385)	(7,204)
Distributions from unconsolidated entities	—	673
Distributions in-kind from equity investments	8,392	6,628
Non-cash mark-to-market on derivatives	(1,499)	2,036
Other	57	45
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(17,295)	(4,899)
Product exchange receivables	(21,411)	(4,067)
Inventories	(26,204)	(6,346)
Due from affiliates	(5,604)	(1,787)
Other current assets	(1,548)	(167)
Trade and other accounts payable	54,306	22,429
Product exchange payables	22,744	(2,388)
Due to affiliates	9,957	(5,055)
Income taxes payable	(204)	365
Other accrued liabilities	959	903
Change in other non-current assets and liabilities	(111)	(94)

Net cash provided by operating activities	60,643	35,602

Cash flows from investing activities:
Payments for property, plant and equipment	(72,185)	(57,524)
Acquisitions, net of cash acquired	(5,983)	(37,344)
Proceeds from sale of property, plant and equipment	419	4
Return of investments from unconsolidated entities	995	2,642
Distributions from (contributions to) unconsolidated entities for operations	(1,999)	(6,130)

Net cash used in investing activities	(78,753)	(98,352)

Cash flows from financing activities:
Payments of long-term debt	(180,391)	(125,105)
Proceeds from long-term debt	235,370	161,050
Purchase of treasury units	(93)	—
Net proceeds from follow on public offering	—	55,933
General partner contribution	—	1,192
Payments of debt issuance costs	(18)	—
Cash distributions paid	(33,852)	(27,395)

Net cash provided by financing activities	21,016	65,675

Net increase in cash	2,906	2,925
Cash at beginning of period	4,113	3,675

Cash at end of period	$7,019	$6,600

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
Unaudited Non-GAAP Financial Measure
(Dollars in thousands)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2008	2008
Net income	$13,747	$26,081
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	7,979	22,933
Amortization of deferred debt issuance costs	281	840
Deferred taxes	(67)	(222)
Distribution equivalents from unconsolidated entities[1]	3,166	9,387
Invested cash in unconsolidated entities[2]	284	2,295
Equity in earnings of unconsolidated entities	(3,503)	(11,385)
Non-cash mark-to-market on derivatives	(6.694)	(1,499)
Non-cash hurricane costs[3]	1,614	1,614
Maintenance capital expenditures[4]	(4,955)	(9,965)
Gain on sale of property, plant and equipment	(17)	(143)
Unit-based compensation	23	57

Distributable cash flow	$11,858	$39,993

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2008	2008
[1] Distribution equivalents from unconsolidated entities:
Distributions from unconsolidated entities	$—	$—
Return of investments from unconsolidated entities	395	995
Distributions in-kind from equity investments	2,771	8,392

Distributions equivalents from unconsolidated entities	$3,166	$9,387

[2] Invested cash in unconsolidated entities:
Distributions from (contributions to) unconsolidated entities for operations	$(2,074)	$(1,999)
Expansion capital expenditures in unconsolidated entities	2,358	4,294

Invested cash in unconsolidated entities	$ _ 284	$2,295

[3] Non-cash hurricane costs:
Accrued hurricane costs	$1,614	$1,614
Hurricane cost payments	—	—

Non-cash hurricane costs	$ _ 1,614	$1,614

[4]	Maintenance capital expenditures exclude hurricane-related maintenance capital expenditures.